SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 9



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 1,443
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $     -
       Class C                                                      $     -

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.1042
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                         0.00
       Class C                                                         0.00

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       18,394
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        2,781
       Class C                                                        3,962


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 35.16
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 33.19
       Class C                                                      $ 33.06